EXHIBIT 22

                       CHICAGO AND NORTH WESTERN HOLDINGS CORP.
                              1994 EQUITY INCENTIVE PLAN


               The Plan. Chicago and North Western Holdings Corp., a Delaware corporation (the "Company"), hereby establishes the Chicago and North Western Holdings Corp. 1994 Equity Incentive Plan as set forth herein and as it may from time to time be amended (the "Plan"), effective March 7, 1994, subject to shareholder approval.

               1. Purpose. The purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its Subsidiaries. It is anticipated that the acquisition of such Stock ownership will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such Stock ownership will prove attractive to promising new key employees and will assist the Company in attracting such employees.

               2.  Definitions.

               As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               (a)  "Award" means options granted under the Plan.

               (b)  "Award Agreement" has the meaning specified in
          Section 4(b)(v).

               (c)  "Board" means the Board of Directors of the Company.

               (d) "Cause" includes termination based on the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude, or the Grantee's habitual neglect of his duties.

               (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.


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               (f)  "Committee" means the committee of the Board appointed pursuant to Section 4.

               (g) "Company" has the meaning set forth in the introductory paragraph.


               (h) "Disability" means, as relates to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

               (i)  "Effective Date" means March 7, 1994.

               (j) "Fair Market Value" of any security of the Company means, as of any applicable date the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale.

               (k) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

               (l) "Grantee" means an individual who has been granted an Award.

               (m) "including" or "includes" means "including, without limitation," or "includes, without limitation."

               (n) "Minimum Consideration" means $.01 per share (other than treasury shares) or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of
          Section 154 of the Delaware General Corporation Law.

               (o) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

               (p) "Option Price" means the per share purchase price of Stock subject to an option.

               (q) "Plan" has the meaning set forth in the introductory paragraph.

               (r)  "SEC" means the Securities and Exchange Commission.

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               (s)  "Section 16 Grantee" means a person subject to
          potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

               (t)  "Share Withholding" has the meaning set forth in
          Section 12(a).

               (u) "Stock" means the common stock of the Company, par value $.01 per share.

               (v) "Subsidiary" means (i) with respect to incentive stock options, a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and (ii) for all other purposes any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

               (w)  "Taxable Event" has the meaning set forth in
          Section 12(a).

               (x)  "Tax Date" has the meaning set forth in
          Section 12(b)(iii).

               (y) "Tendered Restricted Stock" has the meaning specified in Section 9(a).

               (z) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

               (aa) "Termination of Employment" occurs the first day an individual is for any reason entitled to severance payments under the Company's or any Subsidiary's personnel policies or is no longer employed by the Company or any of its Subsidiaries, in each case as determined by the Committee.

               3.   Scope of the Plan.

               (a) An aggregate of 2,000,000 shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Awards. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board or the Committee.

               (b) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, without, in either case, the Grantee having enjoyed






          any of the benefits of stock ownership (other than voting rights or dividends that are likewise forfeited), the shares of Stock associated with such Award shall become available for other Awards.

               4.   Administration.

               (a) The Plan shall be administered by a committee ("Committee") which shall consist of not less than two persons (or not less than such larger number of persons as is required to permit transactions in stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder, as from time to time applicable) who are directors of the Company. Membership on the Committee shall be subject to such other limitations as the Board deems appropriate, whether to permit transactions in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder as from time to time applicable, or otherwise.

               (b) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

                    (i)  to grant Awards;

                    (ii)  to determine (A) when Awards may be granted, and
               (B) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

                    (iii)  to interpret the Plan and to make all
               determinations necessary or advisable for the administration of the Plan;

                    (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee;

                    (v) to determine the terms and provisions and any restrictions or conditions (including specifying any performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's Termination of Employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time;







                    (vi) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, or any group of Awards for any reason;

                    (vii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan; and

                    (viii) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

          The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

               5. Eligibility. Awards may be granted to any employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

               6.   Conditions to grants.

                    (a)  General conditions.

                         (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

                         (ii)  The term of each Award (subject to
                    Section 6(c) with respect to incentive stock options) shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

                         (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

                    (b) Grant of options and option price. No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall






          not be less than 100% of the Fair Market Value of the Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section 20. A Grantee shall not be granted options for a total of more than 200,000 shares of Stock in a calendar year.

                    (c) Grant of incentive stock options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:

                    (i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date;

                    (ii) shall be for a period of not more than 10 years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

                    (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant
               Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

                    (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under the Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

                         (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants first exercisable in such year, be exercisable for the first time by the Grantee during such calendar year with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or






                    years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                         (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

                    (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

                    (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and

                    (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his incentive stock option after the Grantee's death.

          Notwithstanding the foregoing and Section 4(b)(v), the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

               7. Grantee's agreement to serve. Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.







               8. Non-transferability. Except as provided in Section 6(c)(vii), each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution provided, however, that a Grantee may in a manner specified by the Committee and to the extent provided in the Plan designate in writing a beneficiary to exercise his Award after the Grantee's death.

               9.   Exercise.

               (a) Exercise of options. Subject to Sections 4(b)(vi) and 13 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such option.

               Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

                    (i)  cash;

                    (ii) with the approval of the Committee, Stock valued at its Fair Market Value on the date of exercise;

                    (iii) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; or

                    (iv) with the approval of the Committee, shares of restricted stock valued at the Fair Market Value of a share of Stock on the date of exercise;

          including, with the consent of the Committee, by pyramiding (i.e., paying the Option Price with shares of Stock simultaneously acquired by option exercise).

               If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an option, then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or (ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

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               (b)  Special rules for Section 16 Grantees.  No option shall be exercisable by a Section 16 Grantee during the first six months after its Grant Date, except as exempted from Section 16 of the 1934 Act under Rule 16a-2(d) under the 1934 Act.

               10. Notification under Section 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of
          Section 83(b) of the Code.

               11.  Mandatory withholding taxes.

               (a) Whenever under the Plan, shares of Stock are to be delivered upon exercise of an Award, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

               (b)  If any disqualifying disposition described in
          Section 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan or any election described in Section 11 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

               12.  Elective share withholding.

               (a) Subject to Section 12(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award (each a "Taxable Event") having a Fair Market Value equal to:

                    (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability






               attributable to the Taxable Event (in 1994, the minimum amount required by federal tax withholding rules is 28% of the Grantee's taxable income); or

                    (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

               (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

                    (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share
               Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                    (ii) if the Grantee is a Section 16 Grantee, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so;

                    (iii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

                    (iv)  the Grantee's election shall be irrevocable;

                    (v) except to the extent such condition may be waived by the General Counsel of the Company, a Section 16 Grantee may not elect Share Withholding within six months after the grant of the related option (except if the Grantee dies or incurs a Disability before the end of the six-month period); and

                    (vi) except to the extent such condition may be waived by the General Counsel of the Company, any election of Share Withholding by a Section 16 Grantee must be made either six months before the Tax Date or during the ten business day period beginning on the third business day after the release of the Company's quarterly or annual summary statement of sales and earnings.

               13.  Termination of Employment.

               (a) For any reason other than Cause, death, retirement or Disability. If a Grantee has a Termination of Employment for a reason other than for Cause, death of the Grantee, the Grantee's retirement or Disability, any unexercised option, to the extent exercisable on the date of the Grantee's Termination of Employment, may be exercised in whole or in part, not later than the 90th day following the Grantee's Termination of Employment;






          provided that if such 90th day is not a business day, such option may be exercised not later than the first business day following such 90th day, and:

                         (i) For Cause. If a Grantee has a Termination of Employment for Cause, any unexercised option shall thereupon terminate upon the date of the Grantee's Termination of Employment.

                         (ii) On account of death. If a Grantee has a Termination of Employment on account of the Grantee's death, then, except as otherwise provided in the Award Agreement, any unexercised option, whether or not exercisable on the date of such Termination of Employment may be exercised, in whole or in part, at any time within one year after such Termination of Employment by the Grantee, or after the Grantee's death, by (A) his personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Section 6(c)(vii) or 8.

                    (iii) On account of retirement. If a Grantee has a Termination of Employment on account of retirement, any unexercised option which is then exercisable at the date of such Termination of Employment may be exercised, in whole or in part, at any time within 90 days after the Grantee's Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such 90-day period, such option may be exercised by the deceased Grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment.

                    (iv) On account of Disability. If a Grantee has a Termination of Employment on account of Disability, any unexercised option, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the Grantee's Termination of Employment provided that, if the Grantee dies after such Termination of Employment and before the end of such one-year period, such option may be exercised within one year after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death by (A) the deceased Grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary, if any, designated in accordance with
               Section 6(c)(vii) or 8.








               (b) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee's Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following:

                    (i) that any unexercised option, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment;

                    (ii) that any option which is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such option has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period;

                    (iii) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 13(b), such option may be exercised within the specified period after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death by (A) the deceased Grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Section 6(c)(vii) or 8;

          provided that the Committee may after having taken action under this Section 13(b) take further action to limit these rights but only if such limitation is consented to by the Grantee.

                    (c) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

               14.  Securities law matters.

               (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.







               (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

               15. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

               16. No employment rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to
          (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

               17. Rights as a stockholder. A Grantee shall not, by reason of any Award have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him.

               18. Nature of payments. Any and all grants or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

               19. Non-uniform determinations. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms






          and provisions of Awards, and (c) the treatment, under
          Section 13, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

               20. Adjustments. The Committee shall make equitable adjustment of:

               (a) the aggregate numbers of shares of Stock available under Section 3;

               (b)  the number of shares of Stock covered by an Award; and

               (c)  the Option Price

          to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

               21. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, the Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities.

               22. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

               23. No illegal transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

               24. Controlling law. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.








               25. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.











































